UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2007 (July 10, 2007)

BRENDAN TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

0-17493	88-0237223
(Commission File Number)	(I.R.S. Employer Identification Number)

2236 Rutherford Road, Suite 107 -
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 929-7500
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

i

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to a Loan and Security Agreement, dated July 10, 2007 (the "Security Agreement"), Brendan Technologies, Inc. (the "Company") issued 15% Secured Promissory Notes having an aggregate principal amount of $600,000 (the "Notes”) to a group of five private investors (the “Investors”). In addition the Company issued common stock warrants to the Investors and to individuals who arranged for and facilitated the transaction (the “Warrants”).

The Notes were issued for $600,000. Except to pay expenses of the transaction totaling approximately $45,000, the proceeds of the offering will be used for working capital purposes.

The Notes bear interest at the rate of 15% per annum with monthly interest payments. The maturity date of the Notes is April 10, 2008.

The full principal amount of the Notes is due upon a default under the terms of the Notes. In the event that the Company breaches any representation or warranty in the Security Agreement, the outstanding principal amount of the Notes, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder's election, immediately due and payable in cash at the mandatory default amount (as defined in the Notes).

In connection with the issuance of the Notes, the Company also issued (i) Warrants to purchase up to 690,000 shares of the Company's common stock at an exercise price of $0.60 per share for a period of five years from the date of issuance, subject to adjustment as provided for in the Warrants. Under certain circumstances, the Warrants are exercisable on a cashless basis or through the cash payment of the exercise price. In the event the holder exercises the Warrants on a cashless basis, then the Company will not receive any proceeds.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Discussed above in Item 1.01 are debt obligations created from other than in the ordinary course of business which constitutes direct financial obligations of the Company

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 with respect to the issuance of the Warrants. The Warrants were issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) thereof and Regulation D promulgated thereunder on the basis that the sales of the Warrants were transactions not involving any public offering. Appropriate precautions against transfer will be taken, including the placing of a restrictive legend on all certificates issued as a result of the exercise of the Warrants into common stock. The Company paid $40,000 and issued Warrants exercisable into up to 90,000 shares of the Company’s common stock to two individuals as a broker and finder’s fee.

	Date of	Number of	Exercise	Expiration
Name	Issuance	Shares	Price	Date
Little Bear Investments, LLC	July 12, 2007	100,000	$0.60	July 12, 2012
The Kybartai Trust	July 12, 2007	100,000	$0.60	July 12, 2012
Iroquois Master Fund, Ltd.	July 12, 2007	250,000	$0.60	July 12, 2012
Eugene and Natalie Ciner	July 12, 2007	10,000	$0.60	July 12, 2012
Zachary Prensky	July 12, 2007	140,000	$0.60	July 12, 2012
Midtown Partners LLC	July 12, 2007	60,000	$0.60	July 12, 2012
Michael Morrisett	July 12, 2007	30,000	$0.60	July 12, 2012

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

On July 17, 2007, the Company issued a press release reporting that the Company entered into a bridge financing. A copy of the July 17, 2007 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description	Method of Filing
4.11	Loan and Security Agreement	Filed herewith
4.12	Form of 15% Secured Promissory Note	Filed herewith
4.13	Form of Warrant	Filed herewith
99.1	Press Release dated July 17, 2007	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRENDAN TECHNOLOGIES, INC.

By:	/s/ LOWELL W. GIFFHORN
Lowell W. Giffhorn Chief Financial Officer

Dated July 18, 2007.

Table of Contents

Brendan Technologies, Inc.
FORM 8-K
Exhibit Index

Exhibit No.	Description	Method of Filing
4.11	Loan and Security Agreement	Filed herewith
4.12	Form of 15% Secured Promissory Note	Filed herewith
4.13	Form of Warrant	Filed herewith
99.1	Press Release dated July 17, 2007	Filed herewith